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                                                                    Exhibit 10.3


                           RESTRICTED STOCK AGREEMENT

       This Restricted Stock Agreement dated January 2, 2002 is made by and between Lionbridge Technologies, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and [NAME], an employee of the Company or a subsidiary of the Company (hereinafter referred to as the "Employee"). This is an Agreement between the Company and the Employee with respect to the grant of shares of common stock of the Company with restrictions on disposition.

       WHEREAS, the Compensation Committee of the Company's Board of Directors (the "Committee"), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Restricted Stock (as hereinafter defined) provided for herein to the Employee as an inducement to remain in the service of the Company or its Subsidiary, and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Restricted Stock;

       NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                            GRANT OF RESTRICTED STOCK

Section 1.1 - Grant of Restricted Stock

       In consideration of the Employee's agreement to remain in the employ of the Company or its Subsidiary and for other good and valuable consideration, the value of which exceeds the par value of the Restricted Stock, on the date hereof the Company grants to the Employee [XXXX #] shares of its common stock $0.01 par value (the "Restricted Stock"), upon the terms and conditions set forth in this Agreement.

                                   ARTICLE II

                            TERMS OF RESTRICTED STOCK

Section 2.1 - Restrictions on Transfer

       The Employee may not sell, assign, transfer, pledge, hypothecate, mortgage or otherwise dispose of, by gift or otherwise, or in any way encumber all or any of the Restricted Stock until such time as the Restricted Stock becomes vested pursuant to the provisions of this Agreement.

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Section 2.2 - Vesting of Restricted Stock

       Fifty percent (50%) of the shares granted hereunder shall vest on January 2, 2003 and the remaining 50% of the shares granted hereunder shall vest on January 2, 2004.

Section 2.3 - Forfeiture of Restricted Stock

       Until the Restricted Stock is vested in accordance with Section 2.2 or
Section 2.6 of this Agreement, it will be forfeited to the Company immediately upon a termination of employment for any reason.

Section 2.4 - Escrow

       The Secretary of the Company shall retain physical custody of the certificates representing the Restricted Stock until all of the restrictions imposed pursuant to this Agreement expire or shall have been removed.

Section 2.5 - Legend

       The certificates evidencing the Restricted Stock shall bear a legend substantially as follows until all of the restrictions imposed pursuant to this Agreement expire or have been removed:

          The shares represented by this certificate are subject to restrictions on transfer until January 2, 2004 and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all of the terms and conditions of a Restricted Stock Agreement dated as of January 2, 2002, a copy of which the Company shall furnish to the holder of this certificate upon request and without charge.

          The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. These shares may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of without an effective registration statement for such shares or an opinion of counsel that such registration is not required under the Act.

Section 2.6 - Change of Control

       In the event of an Acquisition of the Company (as such term is defined in the Company's 1998 Stock Plan), all shares of restricted stock issued hereunder shall become immediately vested, provided it has not been forfeited pursuant to
Section 2.3 hereof prior to the Acquisition.

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                                   ARTICLE III

                                OTHER PROVISIONS

Section 3.1 - Notices

       Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to such Employee at the address given beneath such Employee's signature hereto. By a notice given pursuant to this
Section 3.1, either party may hereafter designate a different address for notices to be given to such party. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Company of such representative's status and address by written notice under this
Section 3.1. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 3.2 - I.R.S. Election

       The Employee hereby agrees to delivery to the Company a signed copy of any documents such Employee may execute and file with the Internal Revenue Service evidencing an election under Section 83(b) of the Internal Revenue Code of 1954 as amended (the "Code"). The Employee shall delivery the copy of any such document to the Company within five (5) days after the date on which any such election is required to be made in accordance with the appropriate provisions of the Code and applicable regulations thereunder.

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Section 3.3 - Construction

       This Agreement shall be administered, interpreted and enforced under the laws of the Commonwealth of Massachusetts.

       IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                         LIONBRIDGE TECHNOLOGIES, INC.


                                         By:  _____________________________

                                              Margaret A. Shukur, Secretary

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[NAME]

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Address

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Employee's Taxpayer Identification Number

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